EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2003, except for note 16, which is as of December 10, 2003, relating to the financial statements which appears in Hughes Supply, Inc.’s current report on Form 8-K dated December 17, 2003. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

December 19, 2003